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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT is made as of the 1st day of December, 1999, between Entropin, Inc., a Colorado corporation (the "Employer" or the "Company") and Thomas G. Tachovsky (the "Employee").

         WHEREAS, the Employer desires to employ the Employee, and the Employee desires to be employed by the Employer, on the terms and subject to the conditions provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Employer and Employee hereby agree as follows:

                                    ARTICLE I
                              EMPLOYMENT AND DUTIES
                              ---------------------

         1.1 EMPLOYMENT. The Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer upon the terms and conditions hereinafter set forth. During the term of this Agreement, Employee will be employed by the Company to serve as the President and Chief Executive Officer of the Company.

         1.2 DUTIES. Employee will perform those duties and have such authority and powers as are customarily associated with the offices of a President and Chief Executive Officer and as set forth in the Employer's Bylaws and, as may from time to time be assigned by the Board of Directors (the "Board").

         1.3 EXTENT OF DUTIES. Employee shall devote all of his time, attention, energy, knowledge, and skill solely and exclusively to performing all duties as President and Chief Executive Officer, subject to the supervision and direction of the Company's Board. Employee shall not engage in consulting work on any trade or business for his own account or for or on behalf of any other person, firm, corporation or other entity which, in any such case, would interfere with, or adversely affect, the performance of the Employee's services under this Agreement.

                                   ARTICLE II
                               TERM OF EMPLOYMENT
                               ------------------

         2.1 TERM OF EMPLOYMENT. The term of employment of Employee by the Company will commence on December 1, 1999 and will continue unless terminated as set forth herein. The employment is not for any specific period of time. This Agreement supersedes any and all prior representations made to Employee regarding term of employment.

         2.2 TERMINATION. This Agreement may be terminated by either party at any time, with or without cause, upon providing written notification thereof to the other party.

         2.3 EFFECT OF TERMINATION ON OPTION AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, any termination of Employee's employment by the Company will have the effect of terminating the Employee's non-vested rights under that certain Stock Option Agreement granted to Employee pursuant to the Company's 1998 Stock Compensatory Plan, which agreement was entered into between the Employee and the Company as of December 1, 1999 (the "Option Agreement"), a copy of which is attached as Exhibit B.

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         2.4 REMEDIES. Any termination of this Agreement shall not prejudice any other remedy to which the Employer or Employee may be entitled, either at law, equity, or under this Agreement.

                                   ARTICLE III
                     OFFICE SUPPORT AND PLACE OF EMPLOYMENT
                     --------------------------------------

         The employment shall be performed primarily from Employee's office in North Easton, MA, except for required travel for Employer's business. Secretarial and staff support will be provided from the Company's principal place of business in Indio, California.

                                   ARTICLE IV
                       CONFIDENTIALITY AND NON-COMPETITION
                       -----------------------------------

         4.1 CONFIDENTIALITY. Employee and Employer have previously executed the Confidentiality Agreement attached hereto as Exhibit A which is expressly incorporated herein and made a part hereof.

         4.2 NON-COMPETITION. In consideration of Employee's access to the Confidential Information, as defined in the Confidentiality Agreement referenced in section 4.1, Employee agrees that during the term of this Agreement and after termination of Employee's employment, Employee will not, directly or indirectly, use such Confidential Information to compete with the business of the Company, as the business of the Company may then be constituted, within any state, region or locality in which the Company is then doing business or marketing its products. Employee understands and agrees that direct competition means development, production, promotion, or sale of products or services competitive with those of Company. Indirect competition means employment by any competitor or third party providing products competing with Company's products, for which Employee will perform the same or similar function as he performs for Company. In addition, after termination of Employee's employment, Employee will not induce or attempt to induce any employee of the Company to discontinue his or her employment with the Company for the purpose of becoming employed by any competitor of Company, nor will Employee initiate discussions, negotiations or contacts with persons known by Employee to be a customer or supplier of the Company at the time of Employee's termination of employment for the purpose of competing with the Company.

         4.3 ASSIGNMENT OF INVENTIONS. All processes, inventions, patents, copyrights, trademarks, and other intangible rights (collectively the "Inventions") that may be conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived or developed during Employee's working hours, and with respect to which the equipment, supplies, facilities, or trade secret information of Company was used, or that relate at the time of conception or reduction to practice of the Invention to the business of the Company or to Company's actual or demonstrably anticipated research and development, or that result from any work performed by Employee for Company, will be the sole property of Company, and Employee hereby


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assigns to the Company all of Employee's right, title and interest in and to such Inventions. Employee must disclose to Company all inventions conceived during the term of employment, whether or not the invention constitutes property of Company under the terms of the preceding sentence, but such disclosure will be received by Company in confidence. Employee must execute all documents, including patent applications and assignments, required by Company to establish Company's rights under this Section.

                                   ARTICLE V
                          COMPENSATION OF THE EMPLOYEE
                          ----------------------------

         5.1 SALARY. As compensation for services rendered under this Agreement, the Employee shall receive a salary at the rate of $200,000 per annum ("Annual Salary") to be paid in accordance with Employer's normal practices. The salary provided in this subsection shall in no way be deemed exclusive and shall not prevent Employee from participating in any other compensation or benefit plan of Employer.

         5.2 STOCK OPTION. In addition to the above salary, Employee shall receive an option to purchase 400,000 shares of the Company's Common Stock, $0.001 par value, at an exercise price of $5.00 per share, which may be exercised, when vested. An Option Agreement, setting forth the terms of the stock option issued to the Employee, is attached as Exhibit B and incorporated into this Agreement, and is to be executed contemporaneously with this Agreement. The stock option shall vest during the term of this Agreement as follows:

                  5.2.1 100,000 shares when the Phase III-A Clinical Trial is completed and the report is submitted to the FDA;

                  5.2.2 150,000 shares when the Phase III-B Clinical Trial is completed and the New Drug Application ("NDA") is submitted to the FDA;

                  5.2.3    150,000 shares when the NDA is approved.

         5.3 WITHHOLDING. The Employer shall withhold from any Annual Salary or any other compensation or benefits payable under this Agreement, all federal, state, city or other taxes as shall be required pursuant to Law.

         5.4 BENEFITS. Employee shall be entitled to vacation, leave of absence, and leave for illness or temporary disability (collectively, "Leave Time") in accordance with the policies of the Employer in effect from time to time. The Employee may participate in all of Employer's employee benefit plans and employees benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted, it being understood that Employee shall have the same rights and privileges to participate in such plans and benefits as any other executive employee during the term of this Agreement. Participation in any benefit plans shall be in addition to the compensation provided for in Section 5.1.

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         5.5 EXPENSES. The Employer shall assume or reimburse the Employee for any and all reasonable and necessary expenses incurred by Employee in the performance of his duties hereunder, including reasonable travel expenses, provided the Employee shall have presented to the Employer an itemized accounting of such expenses. The maximum amount available for such expenses during any period may be fixed in advance by the Employer's Board of Directors. Nothing contained in this Agreement shall be construed to mean that any payments made under this Section 5.5 of this Agreement are in the form of compensation to the Employee. All payments made pursuant to this Section shall be solely to reimburse the Employee for expenses reasonably incurred in carrying out his obligations and duties under this Agreement.

         5.6 REIMBURSEMENT OF CERTAIN EXPENSES. Any payment made by the Employer to or for the benefit of the Employee under this Agreement which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by the Employee to the Corporation upon request to the full extent of such disallowance. In lieu of payment by the Employee, subject to approval by the Board, proportionate amounts may be withheld from the Employee's future salary payments until the amount owed to the Employer has been recovered.

                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

         6.1 INDEMNIFICATION. To the fullest extent permitted by applicable law, Employer agrees to indemnify, defend and hold Employee harmless from any and all claims, actions, costs, expenses, damages and liabilities, including, without limitation, reasonable attorneys' fees, hereafter or heretofore arising out of or in connection with activities of Employer or its employees, including Employee, or other agents in connection with and within the scope of this Agreement or by reason of the fact that he is or was a director or officer of Employer of any affiliate of Employer. To the fullest extent permitted by applicable law, Employer shall advance to Employee expenses of defending any such action, claim or proceeding. However, Employer shall not indemnify Employee or defend Employee against, or hold him harmless from any claims, damages, expenses or liabilities, including attorneys' fees, resulting from the gross negligence or willful misconduct of Employee. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

                                   ARTICLE VII
                               GENERAL PROVISIONS
                               ------------------

         7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         7.2 ARBITRATION AND JUDICIAL PROCEEDINGS. Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement (except any controversy or claim with respect to Article IV), is to be settled by arbitration in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. Notwithstanding anything in this Agreement to the contrary, if any controversy or claim arises between the parties under Article IV of this Agreement, the


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Company will not be required to arbitrate that controversy or claim but the
Company will have the right to institute judicial proceeding in any court of competent jurisdiction with respect to such controversy or claim. The parties agree and acknowledge that in any such judicial proceedings, the Denver District Court or the United States District Court for the District of Colorado shall have proper personal jurisdiction over the parties and that venue in Denver, Colorado shall be proper. If such judicial proceedings are instituted, the parties agree that such proceedings will not be stayed or delayed pending the outcome of any arbitration proceeding under this Agreement.

         7.3 FEES AND COSTS. If any judicial action or arbitration proceeding is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to an award of its or his reasonable attorney fees and costs incurred, in addition to any other relief to which that party may be entitled.

         7.4 ENTIRE AGREEMENT. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the employment of the Employee by the Employer.

         7.5 SUCCESSORS AND ASSIGNS. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall insure to the benefit of and be binding upon Employer, any successor in interest to all or substantially all of the business and/or assets of Employer, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

         7.6 NOTICES. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:   Thomas G. Tachovsky
                           39 Riverside Terrace
                           North Easton, MA   02356

         If to Employer:   Entropin, Inc.
                           45926 Oasis Street
                           Indio, California   92201
                           Attention:  Higgins D. Bailey

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         7.7 SEVERABILITY. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

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         7.8 SECTION HEADINGS. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

         7.9 SURVIVAL OF OBLIGATIONS. Termination of this Agreement for any reason shall not relieve Employer or Employee of any obligation accruing or arising prior to such termination.

         7.10 AMENDMENTS. This Agreement may be amended only by written agreement of both Employer and Employee.

         7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                                             "EMPLOYER"

                                             ENTROPIN, INC.

                                             By:       /S/ DONALD HUNTER
                                                --------------------------------
                                                   Donald Hunter, Vice President

                                             "EMPLOYEE"

                                                       /S/ THOMAS G. TACHOVSKY
                                             -----------------------------------
                                             Thomas G. Tachovsky



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